UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2011

LEVEL 3 COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15658	47-0210602
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1025 Eldorado Blvd.

Broomfield, Colorado 80021

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (720) 888-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 4, 2011, Level 3 Communications, Inc. (the “Company” or “Level 3”) announced that it had completed the transactions contemplated by the Agreement and Plan of Amalgamation (the “Amalgamation Agreement”), dated as of April 10, 2011, by and among the Company, Apollo Amalgamation Sub, Ltd., a Bermuda exempted limited liability company and a wholly owned subsidiary of the Company (“Amalgamation Sub”), and Global Crossing Limited, a Bermuda exempted limited liability company (“Global Crossing”).

Item 1.01.  Entry into a Material Definitive Agreement

Amendment to the Credit Agreement

On October 4, 2011, in connection with the Amalgamation (as defined below), Level 3 Financing, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Level 3 Financing”), entered into a second amendment agreement (the “Second Amendment Agreement”) to the Existing Credit Agreement (as defined below) to increase by $650 million the aggregate borrowings under the Existing Credit Agreement through the incurrence of an additional Tranche (the “Tranche B II Term Loans”).  The Tranche B II Term Loans mature on October 4, 2018 and have an interest rate of, in the case of any Alternate Base Rate Loan (as defined in the Restated Credit Agreement (as defined below)) equal to (i) the greater of (a) the Prime Rate (as defined in the Restated Credit Agreement) in effect on such day and (b) the Federal Funds Effective Rate (as defined in the Restated Credit Agreement) in effect on such day plus ½ of 1% plus (ii) 325 basis points.  Any Tranche B II Term Loan that is a Eurodollar Loan (as defined in the Restated Credit Agreement) bears an interest rate equal to London Interbank Offered Rate (LIBOR) plus 425 basis points, with the LIBOR rate set at a minimum of 1.50%.

The Company, as guarantor, Level 3 Financing, as borrower, Merrill Lynch Capital Corporation, as Administrative Agent and Collateral Agent, and certain other agents and certain lenders are party to an amended and restated credit agreement, dated as of April 16, 2009, as amended by that certain First Amendment dated as of May 15, 2009 (the “Existing Credit Agreement”), pursuant to which the lenders have extended to Level 3 Financing Tranche B Term Loans in the aggregate principal amount of $280 million (the “Tranche B Term Loans”) and a $1.4 billion Tranche A Term Loan.  The Existing Credit Agreement, as further amended and restated by the Second Amendment Agreement is referred to as the “Restated Credit Agreement”.

The net proceeds of the Tranche B II Term Loans of approximately $650 million were used to consummate the Amalgamation, to refinance certain existing indebtedness of Global Crossing in connection with the consummation of the Amalgamation and for general corporate purposes.

Level 3 Financing’s obligations under the Tranche B II Term Loan are, subject to certain exceptions, secured by certain of the assets of (i) the Company and (ii) certain of the Company’s material domestic subsidiaries which are engaged in the telecommunications business and which were able to grant a lien on their assets without regulatory approval. The Company and certain of its subsidiaries have also guaranteed the obligations of Level 3 Financing under the Tranche B II Term Loan.  Level 3 Communications, LLC, a subsidiary of the Company (“Level 3 LLC”) and its material domestic subsidiaries have guaranteed and, subject to certain exceptions, pledged certain of their assets to secure the obligations under the Tranche B II Term Loan.

No changes have been made to any of the restrictive covenants or events of default contained in the Existing Credit Agreement.

The foregoing description of the Second Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amendment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition to the Second Amendment Agreement, in connection with incurrence of the Tranche B II Term Loans, Level 3 Financing and Level 3 LLC entered into the Amended and Restated Loan Proceeds Note, filed as Exhibit 10.2 to this Current Report on Form 8-K.

Notes Assumption

On June 9, 2011, Level 3 Escrow, Inc., an indirect, wholly owned subsidiary of Level 3  (“Level 3 Escrow”), entered into an indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, in connection with Level 3 Escrow’s issuance of $600 million in aggregate principal amount of its 8.125% Senior Notes due 2019 (the “Initial Senior Notes”).  On July 28, 2011, Level 3 Escrow issued an additional $600 million aggregate principal amount of its 8.125% Senior Notes due 2019 (the “Additional Senior Notes”) under the Indenture.  The Initial Senior Notes and the Additional Senior Notes are treated as a single series of Notes under the Indenture (together, the “8.125% Senior Notes”).  The proceeds from the issuance of the 8.125% Senior Notes were deposited into an escrow account by Level 3 Escrow.

On October 4, 2011, following the consummation of the Amalgamation, the contribution by the Company of the shares of Level 3 GC Limited (as defined below) to Level 3 Financing (as described further below) and the satisfaction of certain escrow conditions, the 8.125% Senior Notes were assumed by Level 3 Financing (the “Notes Assumption”), and the funds were released from the escrow account.  On October 4, 2011, Level 3 Financing entered into a Supplemental Indenture (the “Securities Assumption Supplemental Indenture”), dated as of October 4, 2011, to the Indenture with Level 3 Financing, Level 3, and The Bank of New York Mellon Trust Company, N.A., as trustee, providing for the assumption by Level 3 Financing of the obligations of Level 3 Escrow under the 8.125% Senior Notes and the Indenture and the unconditional guarantee by Level 3 of Level 3 Financing’s obligations under the Indenture and the 8.125% Senior Notes. The Securities Assumption Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K. and is incorporated by reference herein.

The 8.125% Senior Notes are senior unsecured obligations of Level 3 Financing, ranking equal in right of payment with all other senior unsecured indebtedness of Level 3 Financing, and Level 3 is a guarantor of the 8.125% Senior Notes. The 8.125% Senior Notes mature on July 1, 2019.  Interest on the 8.125% Senior Notes is payable on January 1 and July 1 each year, beginning on January 1, 2012.

The net proceeds from the offerings were used to refinance certain existing indebtedness of Global Crossing in connection with the closing of the Amalgamation and for general corporate purposes.

The 8.125% Senior Notes are subject to redemption at the option of Level 3 Financing, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice, (i) prior to July 1, 2015, at 100% of the principal amount of 8.125% Senior Notes so redeemed plus (A) the applicable make-whole premium set forth in the Indenture, as of the redemption date and (B) accrued and unpaid interest thereon (if any) up to, but not including, the redemption date, and (ii) on and after April 1, 2015, at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon (if any) up to, but not including the redemption date. The redemption price for the 8.125% Senior Notes if redeemed during the twelve months beginning (i) April 1, 2015 is 104.063%, (ii) April 1, 2016 is 102.031% and (iii) April 1, 2017 and thereafter is 100.0%.

At any time or from time to time and on or prior to April 1, 2014, up to 35% of the original aggregate principal amount of the 8.125% Senior Notes may be redeemed at a redemption price equal to 108.125% of the principal amount of the 8.125% Senior Notes so redeemed, plus accrued and unpaid interest thereon (if any) up to, but not including the redemption date, with the net cash proceeds contributed to the capital of Level 3 Financing from one or more private placements of Level 3 or underwritten public offerings of common stock of Level 3 resulting, in each case, in gross proceeds of at least $100 million in the aggregate. However, at least 65% of the original aggregate principal amount of the 8.125% Senior Notes must remain outstanding immediately after giving effect to such redemption. Any such redemption shall be made within 90 days following such private placement or public offering upon not less than 30 nor more than 60 days’ prior notice.

The offering of the 8.125% Senior Notes was not registered under the Securities Act of 1933, as amended, and the 8.125% Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The 8.125% Senior Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

On October 4, 2011, Level 3, Level 3 Financing and the initial purchasers of the 8.125% Senior Notes entered into registration rights agreements (the “Registration Agreements”) regarding the Initial Senior Notes and Additional Senior Notes, respectively, pursuant to which Level 3 and Level 3 Financing agreed, among other things, to file an exchange offer registration statement with the SEC.

The Registration Agreements are filed as Exhibit 4.2 and Exhibit 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.  The descriptions of the material terms of the Registration Agreements are qualified in their entirety by reference to such exhibits.

The Indenture governing the 8.125% Senior Notes was filed with Securities and Exchange Commission (“SEC”) as Exhibit 4.1 to the Current Report on Form 8-K filed by Level 3 on June 13, 2011.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On October 4, 2011, Amalgamation Sub and Global Crossing amalgamated in accordance with Bermuda law (the “Amalgamation”) and continued as a Bermuda exempted limited liability company (“Level 3 GC Limited”).  Upon the effectiveness of the Amalgamation, the property of each of Global Crossing and Amalgamation Sub became the property of Level 3 GC Limited, Level 3 GC Limited continued to be liable for the obligations of Global Crossing and Amalgamation Sub, and the existence of each of Amalgamation Sub and Global Crossing as a separate legal entity ceased.

Upon the effectiveness of the Amalgamation (the “Effective Time”), Level 3 GC Limited became a wholly owned subsidiary of the Company.  Immediately following the Effective Time, Level 3 contributed to Level Financing all of the shares it held in Level 3 GC Limited, and Level 3 GC Limited became a wholly owned subsidiary of Level 3 Financing.

Pursuant to the terms of the Amalgamation Agreement, (i) each issued and outstanding common share of Global Crossing, par value $0.01 per share (“Global Crossing Common Stock”), other than shares held by Level 3 or Global Crossing, was exchanged for 16 shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), including the associated rights under the Company’s Rights Agreement with Wells Fargo Bank, N.A., as rights agent, (the “Amalgamation Consideration”) and (ii) each issued and outstanding share of Global Crossing’s 2% cumulative senior convertible preferred stock, par value $0.10 per share (“Global Crossing Preferred Stock”), was exchanged for the Amalgamation Consideration, plus an amount equal to the aggregate accrued and unpaid dividends thereon.  In addition, (i) the issued and outstanding options to purchase Global Crossing Common Stock were exchanged into options to purchase Company Common Stock and (ii) the issued and outstanding restricted stock units covering Global Crossing Common Stock, to the extent applicable in accordance with their terms, vested and will settle for Company Common Stock.

As a result of the Amalgamation, the Company is issuing approximately 1.3 billion shares of Company Common Stock to former holders of Global Crossing Common Stock and Global Crossing Preferred Stock and Level 3 is redeeming and discharging approximately $1.35 billion of Global Crossing’s outstanding consolidated debt. The shares of Global Crossing Common Stock, which previously traded under the symbol “GLBC,” ceased trading on the NASDAQ Global Select Market (“NASDAQ”) before the open of trading on October 4, 2011 and were delisted from NASDAQ as of October 5, 2011.

The foregoing description of the Amalgamation Agreement and the Amalgamation does not purport to be complete and is qualified in its is entirety by reference to the Amalgamation Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2011 and is incorporated herein by reference.

Item 2.03.  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 2, 2011, the Board of Directors authorized the Company to transfer the listing of the Company Common Stock from NASDAQ to the New York Stock Exchange (“NYSE”).  The Company Common Stock has been authorized for listing and is scheduled to begin trading on the NYSE on October 20, 2011, under its current ticker symbol “LVLT.”  The Company will continue to trade on NASDAQ until the transfer is complete.

In conjunction with listing on NYSE, and as previously approved by the Company’s stockholders, the Board of Directors has approved a 1-for-15 reverse stock split of the Company Common Stock. The Company anticipates that the reverse stock split would be effective after the close of trading on October 19, 2011 and that the Company Common Stock would begin trading on a split-adjusted basis on the NYSE at the opening of trading on October 20, 2011.

Upon the effectiveness of the reverse stock split, every 15 shares of issued and outstanding Company Common Stock would be automatically combined into one issued and outstanding share of Company Common Stock without any change in the par value per share. This would reduce the number of outstanding shares of Company Common Stock (after giving effect to the consummation of the Amalgamation) from approximately 3.1 billion to approximately 207 million and the number of authorized shares of Company Common Stock from approximately 4.4 billion to 293 million.   Proportional adjustments would be made to the Company’s outstanding convertible debt, warrant, equity awards and to its equity compensation plans to reflect the reverse stock split.  Company stockholders holding certificated shares will receive instructions from Wells Fargo Shareowner Services, the Company’s transfer agent, regarding the exchange of outstanding pre–split stock certificates for book-entry shares of Company Common Stock reflecting the reverse stock split.  No fractional shares will be issued in connection with the reverse stock split. Following the completion of the reverse stock split,

Level 3’s transfer agent will aggregate all fractional shares that otherwise would have been issued as a result of the reverse stock split and those shares will be sold by the transfer agent into the market. Stockholders who would otherwise hold a fractional share of Company Common Stock will receive a cash payment from the proceeds of that sale in lieu of such fractional share.

On October 4, 2011, the Company issued a press release announcing, among other things, the transfer of the listing to the NYSE and the reverse stock split.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, in connection with the Amalgamation Agreement, on April 10, 2011, Global Crossing’s controlling shareholder, STT Crossing Ltd. (“STT Crossing”), entered into a Stockholder Rights Agreement with the Company (the “Stockholder Agreement”), which became effective upon closing of the Amalgamation.

Upon consummation of the Amalgamation: (i) six members of the Board of Directors of the Company (the “Board of Directors”) resigned from the Board of Directors (R. Douglas Bradbury, Douglas C. Eby, Robert E. Julian, Rahul N. Merchant, Arun Netravali and Michael B. Yanney) and (ii) the size of the Board of Directors was decreased from 14 to 11 members.  Following the consummation of the Amalgamation, effective at 5:00 PM NY time on October 4, 2011, Archie Clemins, Peter Seah Lim Huat and Lee Theng Kiat, each designated by STT Crossing pursuant to the terms and conditions of the Stockholder Agreement and each a former member of the Global Crossing board of directors (the “STT Designees”), were appointed to the Board of Directors.  Mr. Clemins has been appointed to serve on the Audit Committee and to serve as the Chairperson of the Strategic Planning Committee of the Board of Directors, Mr. Seah has been appointed to serve on the Compensation Committee of the Board of Directors, and Mr. Lee has been appointed to serve on the Nominating and Governance Committee of the Board of Directors.

A brief biography of each of the STT Designees is below:

Mr. Clemins has been, since January 2000, the owner and President of Caribou Technologies, Inc., an international consulting firm, and concentrates on the transition and integration of commercial technology to the government sectors, both in the United States and Asia. From 2008 to April 2011, he served as a director of Cyalume Technology Holdings, Inc. He served as a director of Global Crossing from December 2003 until the Amalgamation. In addition to serving on the boards of other technology, nonprofit and venture capital concerns, Mr. Clemins is a Venture/Limited Partner with Highway 12 Ventures. As an officer of the United States Navy from 1966 through December 1999, Mr. Clemins’ active duty service included command of the attack submarine USS Pogy (SSN-647), Commander, U.S. Seventh Fleet, and Admiral and the 28th Commander of the U.S. Pacific Fleet.

Since January 2005, Mr. Seah has been a member of the Temasek Advisory Panel of Temasek Holdings (Private) Limited, and since November 2004 he has been a Deputy Chairman of the board of directors of STT Communications Ltd. He served as vice chairman of the Board of Directors of Global Crossing from

December 2003 until the Amalgamation. From December 2001 until December 2004, he was President and Chief Executive Officer of Singapore Technologies Pte Ltd and also a member of its board of directors. Before joining Singapore Technologies Pte Ltd in December 2001, he was a banker for the prior 33 years, retiring as Vice Chairman & Chief Executive Officer of Overseas Union Bank in September 2001. Mr. Seah has been Chairman of Singapore Technologies Engineering Ltd since 2002. He also has served on the boards of CapitaLand Limited since 2001, StarHub Ltd and STATS ChipPAC Ltd. since 2002 and LaSalle Foundation Limited since 2007. In addition, Mr. Seah has served on the boards of the DBS Bank Ltd and DBS Group Holdings Ltd since 2009. He also served on the boards of SembCorp Industries Ltd from 1998 to 2010, PT Indosat Tbk from 2002 to 2008, Singapore Technologies Telemedia Pte Ltd (“STT”) from 2004 to 2010 and Bank of China Limited from 2006 to 2010.

Mr. Lee has been President and Chief Executive Officer of STT since 1994 and a director of STT Communications Ltd since 1998. He served as a director of Global Crossing from December 2003 until the Amalgamation. He joined Singapore Technologies Pte Ltd in 1985 and has held various senior Singapore Technologies Pte Ltd positions including directorships in Legal and Strategic Business Development. In 1993, following Singapore Technologies’ decision to enter the telecommunications sector, Mr. Lee spearheaded the creation of STT as a new business area for Singapore Technologies. Mr. Lee, a lawyer by training, began his career as an officer of the Singapore Legal Service, remaining with that entity for more than eight years. Mr. Lee also has served on the board of directors of several publicly listed companies including StarHub Ltd and TeleChoice International Limited since 1998. In addition, he previously served on the boards of Equinix, Inc. from 2002 to 2005, PT Indosat Tbk from 2002 to 2008 and Global Voice Group Limited from 2000 to 2006.

The STT Designees will be compensated for their services on the Board of Directors in the same manner as the other Board of Directors members.

In connection with the Amalgamation, Michael J. Mahoney was appointed to the Audit Committee of the Board of Directors.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Amalgamation, the Board of Directors approved an amendment to its Amended and Restated By-Laws (the “By-Laws”) to establish the government security committee of the Board of Directors (the “Government Security Committee”), effective as of October 5, 2011.  The Government Security Committee’s role will be, among other things, to ensure the implementation within the Company of certain procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information, including the exercise of appropriate oversight and monitoring of the Company’s operations to ensure that such protective measures are effectively maintained and implemented.  James Ellis, James Crowe and Charles Miller have been appointed to serve as the initial members of the Government Security Committee.  The Amended and Restated By-Laws are attached as Exhibit 3.1 hereto and incorporated herein by reference.

In connection with the Amalgamation, and as previously approved by the Company stockholders, on October 3, 2011, the Company amended its Restated Certificate of Incorporation by filing a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to increase to 4.41 billion the number of shares of authorized Company Common Stock (prior to giving effect to the reverse stock split described above).  A copy of the Certificate of Amendment is attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01.  Other Events.

On October 4, 2011, the Company and Global Crossing issued a joint press release announcing, among other things, the consummation of the Amalgamation. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements of business acquired.

The Company intends to file the unaudited consolidated financial statements of Level 3 as required by this Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file pro forma financial information as required by this Item 9.01(b) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description

3.1	Amended and Restated By-Laws

3.2	Certificate of Amendment to the Restated Certificate of Incorporation

4.1	Securities Assumption Supplemental Indenture, dated as of October 4, 2011, among Level 3 Financing, Inc., Level 3 Communications, Inc., and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2

Registration Agreement, dated as of October 4, 2011, among Level 3 Communications, Inc., Level 3 Financing, Inc. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Credit Suisse (USA) LLC, relating to the 8.125% Senior Notes due 2019 issued on June 9, 2011

4.3

Registration Agreement, dated as of October 4, 2011, among Level 3 Communications, Inc., Level 3 Financing, Inc. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Credit Suisse (USA) LLC, relating to the 8.125% Senior Notes due 2019 issued on July 28, 2011

10.1

Second Amendment Agreement to Amended and Restated Credit Agreement, dated as of October 4, 2011, among Level 3 Communications, Inc., Level 3 Financing, Inc., the Lenders party thereto and Merrill Lynch Capital Corporation

10.2	Second Amended and Restated Loan Proceeds Note, dated October 4, 2011, issued by Level 3 Communications, LLC to Level 3 Financing, Inc.

99.1	Press Release, dated October 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL 3 COMMUNICATIONS, INC.

Dated: October 6, 2011	By:	/s/ Neil J. Eckstein
	Name:	Neil J. Eckstein
	Title:	Senior Vice President, Assistant General Counsel